Exhibit 99.1

BioSig’s PURE EP ™ System Evaluated with Patients at Mayo Clinic in Arizona

The clinic is conducting an evaluation of the PURE EP(tm) System, a signal processing technology for cardiac arrhythmia treatments

New installation follows Mayo Clinic in Florida that has been conducting patient cases with the technology since January 2020

Westport, CT, April 27, 2021 /GLOBE NEWSWIRE/ — BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”), a medical technology company commercializing an innovative biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that the physicians at Mayo Clinic’s campus in Phoenix, Arizona have started using the Company’s PURE EP™ System in the patient cases treating cardiac arrhythmias.

The 30-day clinical evaluation of the PURE EP(tm) System is being conducted by the cardiac electrophysiologists Win-Kuang Shen, M.D., Hichan El Masry, M.D., Arturo Valverde, M.D. and Luis Scott, M.D.

“We are pleased to expand our installation to a new Mayo Clinic campus, an institution that played, and continues to play, a vital role in defining the clinical value of the PURE EP™ System. We are thankful to all our physician collaborators and EP fellows at Mayo Clinic and look forward to reporting on more clinical and commercial progress,” commented Kenneth L. Londoner, Chairman, and CEO of BioSig Technologies, Inc.

Mayo Clinic cares for more than one million people a year, from all 50 states and nearly 140 countries. The institution has consistently ranked at or near the top of the ‘Best Hospitals Honor Roll’.

To date, more than 660 patient cases have been conducted with the PURE EP(tm) System by over 40 physicians across nine clinical sites, including Texas Cardiac Arrhythmia Institute at St. David’s Medical Center in Austin, TX, Mayo Clinic’s campus in Jacksonville, Florida, Massachusets General Hospital in Boston, MA and University of Pennsylvania in Philadelphia, PA.

About BioSig Technologies
BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP (tm) System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Andrew Ballou
BioSig Technologies, Inc.
Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x119